Exhibit (24)

WACHOVIA CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of WACHOVIA CORPORATION (the “Corporation”) hereby constitute and appoint Mark C. Treanor, Ross E. Jeffries, Jr., and Anthony R. Augliera, and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, one or more Registration Statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any necessary or appropriate amendments or supplements thereto relating to the shares of the Corporation’s common stock (together with attached stock purchase rights) that are issuable under the Corporation’s Dividend Reinvestment & Stock Purchase Plan, and to sign any and all amendments or supplements to such Registration Statements.

Signature	Capacity

/s/ G. KENNEDY THOMPSON	Chairman, President, Chief Executive
G. Kennedy Thompson	Officer and Director

/S/ THOMAS J. WURTZ	Senior Executive Vice President and
Thomas J. Wurtz	Chief Financial Officer

/s/ DAVID M. JULIAN	Executive Vice President and
David M. Julian	Controller (Principal Accounting Officer)

/s/ JOHN D. BAKER, II	Director
John D. Baker, II

/s/ ROBERT J. BROWN	Director
Robert J. Brown

/s/ PETER C. BROWNING	Director
Peter C. Browning

/s/ JOHN T. CASTEEN, III	Director
John T. Casteen, III

/s/ WILLIAM H. GOODWIN, JR.	Director
William H. Goodwin, Jr.

/s/ ROBERT A. INGRAM	Director
Robert A. Ingram

/s/ DONALD M. JAMES	Director
Donald M. James

/s/ MACKEY J. MCDONALD	Director
Mackey J. McDonald

/s/ JOSEPH NEUBAUER	Director
Joseph Neubauer

Signature	Capacity

/s/ ERNEST S. RADY	Director
Ernest S. Rady

/s/ VAN L. RICHEY	Director
Van L. Richey

/s/ RUTH G. SHAW	Director
Ruth G. Shaw

/s/ LANTY L. SMITH	Director
Lanty L. Smith

/s/ JOHN C. WHITAKER, JR.	Director
John C. Whitaker, Jr.

/s/ DONA DAVIS YOUNG	Director
Dona Davis Young

Dated: August 22, 2006

Charlotte, North Carolina